Exhibit 99.1

Your Community Bankshares, Inc. reports 4th quarter net income available to common shareholders of $3.8 million, or $0.68 per diluted common share, and 1st quarter dividend

New Albany, Ind. (January 25, 2016) — Your Community Bankshares, Inc. (YCB) reported fourth quarter net income available to common shareholders of $3.8 million and earnings per diluted common share of $0.68, compared to $2.3 million, or $0.66 per diluted common share, for the same period in 2014.  Excluding merger and integration expenses resulting from the acquisition of First Financial Service Corporation of Elizabethtown, Kentucky (“FFKY”), the consolidation of the Company’s two subsidiary banks, and a net loss on the sale of loans, net income available to common shareholders for the quarter would have been $4.1 million or $0.74 per diluted common share (see “Regulation G Disclosure” below).  The Company also announced today that on January 19, 2016, its board of directors declared a quarterly cash dividend on the Company’s common stock of $0.12 per share payable on February 25, 2016 to shareholders of record at the close of business on February 8, 2016.

“We made substantial progress integrating First Financial Service Corporation’s operations into our Company during 2015,” stated James Rickard, President and Chief Executive Officer. “We are actually ahead of where we thought we would be in the process as we enter 2016.  This gives us a very strong foundation on which to continue to build shareholder value as we look ahead to the next few years.”

Mr. Rickard continued, “Core earnings continues to grow, but we are even more pleased with the improvement in credit quality during the last half of the year.  Completing the bulk loan sale was a big step forward for the Company.  We expect that this will have a meaningful impact on our non-interest expense as we reduce resources allocated to dealing with problem loan relationships.”

The following points summarize significant financial information for the fourth quarter of 2015:

•                  Net income for the fourth quarter of 2015 was $3.9 million while net income available to common shareholders was $3.8 million.  Excluding merger and integration expenses of $124,000 ($81,000, net of tax) and loss on sale of loans of $316,000 ($205,000, net of tax), net income would have been $4.1 million (see “Regulation G Disclosure” below).

•                  Non-performing assets to total assets increased to 0.90% at December 31, 2015 from 0.87% at September 30, 2015.  Non-accrual loans declined from $4.5 million at September 30, 2015 to $4.0 million at December 31, 2015.  Foreclosed and repossessed assets increased from $9.3 million to $10.0 million over the same period.

•                  During the fourth quarter the Company completed a bulk loan sale in which the Company sold 54 loans to third party investors netting proceeds of $15.6 million after costs to sell.  The Company recorded a net loss of $316,000 as a result of loan sale transactions in the fourth quarter.  The loans sold were excluded from the Company’s credit quality metrics as of September 30, 2015.

•                  Tangible book value per common share was $21.57 as of December 31, 2015 as compared to $20.55 at December 31, 2014.

•                  The Company is closing its financial center located at 12629 Taylorsville Road, Louisville, KY 40299 on February 19, 2016.  The Company leases the land and owns the building.  During the third quarter, the Company entered into a sublease with a third party and took a charge of $972,000 related to the transaction.  Consequently, the Company expects to recognize approximately $400,000 in annual pre-tax cost savings starting on March 1, 2016.

•                  The Company closed its drive through located at 401 E. Spring Street, New Albany, IN 47150 on November 20, 2015, which will allow the Company to avoid approximately $60,000 in non-interest expense per year starting on the closing date.

•                  The Company closed the lobby of its location located at 1671 N. Wilson Road, Radcliff, KY 40160 effective November 20, 2015.   The Company continues to operate a drive through and an ATM at this location.    The Company expects to avoid approximately $70,000 in non-interest expense per year starting on the closing date.

•                  Net interest income increased to $13.9 million from $13.4 million in the fourth quarter of 2015 due primarily to the reclassification of $466,000 from non-accretable yield into accretion income from one loan relationship.  The loan was acquired in the acquisition of First Federal Savings Bank of Elizabethtown in January 2015.

•                  Fully tax equivalent net interest margin was 4.08%, an increase from 3.94% for the third quarter of 2015.  The increase in the margin was attributable to the same factors that drove the increase in net interest income.

•                  The Company recorded $330,000 provision for loan losses during the quarter, a decrease from $637,000 for the same quarter in 2014, primarily because of generally improving credit quality metrics, including net charge-offs.

•                  Non-interest income declined to $2.8 million compared to $3.5 million for the third quarter of 2015.  Excluding the net loss on sale of loans in the fourth quarter and the gain on recognition of life insurance benefit in the third quarter, non-interest income increased from $2.7 million for the third quarter to $2.9 million for the fourth.  This increase was mostly attributable to an increase in interchange income and mortgage banking income.

•                  Non-interest expense was $11.9 million as compared to $12.7 million for the third quarter of 2015.  Excluding merger and integration expenses, non-interest expense increased from $11.2 million for the third quarter to $11.8 million for the fourth.  This increase was due to higher incentive and stock-based compensation expenses for the fourth quarter as compared to the third.

•                  The Company’s effective tax rate was 14.07% during the quarter.

•                  Beginning March 31, 2015, the Company and its subsidiaries were subject to the new Basel III capital standards and met the definition of well-capitalized under the revised rules as of December 31, 2015.

•                  Selected performance ratios for the company are set out in the following table.

	Three Months Ended					Twelve Months Ended
	December	September	June	March	December	December	December
	31,	30,	30,	31,	31,	31,	31,
	2015	2015	2015	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Return on average assets	0.98%	0.99%	0.89%	(0.23)%	1.10%	0.65%	1.04%
Return on average assets, excluding merger and integration expenses and net loss on sale of loans, net of income taxes	1.05%	1.01%	0.92%	0.37%	1.17%	0.83%	1.10%
Return on average equity	10.30%	10.44%	9.75%	(2.57)%	9.83%	7.03%	9.54%
Return on average equity, excluding merger and integration expenses and net loss on sale of loans, net of income taxes and gain on recognition of life insurance benefit	11.07%	10.65%	10.02%	4.16%	10.46%	9.00%	10.03%
Net interest margin, fully tax equivalent	4.08%	3.94%	4.04%	3.87%	4.52%	3.98%	4.29%
Net interest margin excluding accretion	3.67%	3.61%	3.60%	3.53%	4.14%	3.60%	4.17%
Efficiency ratio (1)	64.63%	64.56%	58.85%	82.07%	57.15%	67.35%	63.75%

(1)  Excludes gains or losses on sales of securities, foreclosed asset expenses, amortization of intangibles, and merger and integration expenses and includes net interest income on a fully taxable equivalent basis.

Your Community Bankshares, Inc.

Consolidated Balance Sheets

	December 31, 2015	September 30, 2015 (1)	June 30, 2015 (1)	March 31, 2015 (1)	December 31, 2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
		(As Recast)	(As Recast)	(As Recast)
			(In thousands)
ASSETS
Cash and due from financial institutions	$30,425	$29,618	$28,947	$45,784	$12,872
Interest-bearing deposits in other financial institutions	13,365	10,814	32,383	56,290	6,808
Securities available for sale	378,978	403,486	398,292	385,498	202,177
Loans held for sale	1,015	19,386	390	221	—
Loans	1,016,314	992,622	1,008,724	1,005,416	603,575
Allowance for loan losses	(6,851)	(6,416)	(8,045)	(7,120)	(6,465)
Federal Home Loan Bank and Federal Reserve stock	3,890	3,891	3,807	5,451	4,964
Accrued interest receivable	5,328	5,151	5,083	4,802	3,152
Premises and equipment, net	33,270	30,314	31,462	31,793	18,124
Premises and equipment held for sale	—	3,898	5,954	5,974	—
Company owned life insurance	33,127	32,828	33,348	33,095	22,058
Goodwill	4,945	4,945	4,945	4,945	—
Core deposit intangible	5,015	5,321	5,634	5,951	682
Foreclosed and repossessed assets	9,952	9,261	8,337	15,927	4,431
Other assets	27,242	27,568	29,804	28,328	16,368
Total Assets	$1,556,015	$1,572,687	$1,589,065	$1,622,355	$888,746

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Non-interest bearing	$286,739	$275,350	$292,179	$285,634	$200,142
Interest-bearing	975,325	968,620	1,014,357	1,052,089	450,802
Total deposits	1,262,064	1,243,970	1,306,536	1,337,723	650,944
Short-term borrowings	48,785	74,034	42,989	39,228	45,818
Subscription agreement proceeds in escrow	—	—	—	—	20,774
Other borrowings	108,347	93,974	84,737	85,611	67,000
Accrued interest payable	451	375	703	462	158
Other liabilities	9,282	8,832	8,741	14,059	4,504
Total liabilities	1,428,929	1,421,185	1,443,706	1,477,083	789,198

SHAREHOLDERS’ EQUITY
Preferred stock	—	28,000	28,000	28,000	28,000
Common stock	578	578	578	578	386
Additional paid-in capital	90,869	90,459	89,791	89,342	44,421
Retained earnings	39,512	36,336	33,228	30,419	32,110
Accumulated other comprehensive income	2,089	2,489	150	3,788	1,809
Treasury stock	(5,962)	(6,360)	(6,388)	(6,855)	(7,178)
Total shareholders’ equity	127,086	151,502	145,359	145,272	99,548
Total Liabilities and Shareholders’ Equity	$1,556,015	$1,572,687	$1,589,065	$1,622,355	$888,746

Book value per common share	$23.41	$22.84	$21.53	$21.81	$20.75
Tangible book value per common share	$21.57	$21.10	$19.72	$19.93	$20.55

(1)  Management obtained information subsequent to the issuance of the September 30, 2015, June 30, 2015 and March 31, 2015 financial statements about the fair value of assets acquired and liabilities assumed from First Financial Service Corporation which resulted in an adjustment to the initial fair values established.  The table below details the adjustments to the September 30, 2015, June 30, 2015 and March 31, 2015 consolidated balance sheet; there were no adjustments to the consolidated statement of operations for the periods ending September 30, 2015, June 30, 2015 and March 31, 2015.

	September 30, 2015			June 30, 2015			March 31, 2015
	As Previously Reported	Recast Adjustments	As Recast	As Previously Reported	Recast Adjustments	As Recast	As Previously Reported	Recast Adjustments	As Recast
	(In thousands)
Loans	$992,662	$—	$992,662	$1,005,016	$3,708	$1,008,724	$999,906	$5,510	$1,005,416
Loans held for sale	20,896	(1,510)	19,386	390	—	390	221	—	221
Premises and equipment held for sale	3,898	—	3,898	5,635	319	5,954	6,155	(181)	5,974
Foreclosed and repossessed assets	9,028	233	9,261	8,354	(17)	8,337	15,818	109	15,927
Other assets (deferred tax asset)	27,121	447	27,568	30,647	(843)	29,804	29,430	(1,102)	28,328
Goodwill	4,115	830	4,945	6,375	(1,430)	4,945	7,544	(2,599)	4,945
Other borrowings (subordinated debt)	93,974	—	93,974	83,000	1,737	84,737	83,874	1,737	85,611

Your Community Bankshares, Inc.

Consolidated Statements of Operations

	Three Months Ended					Twelve Months Ended
	December	September	June	March	December	December	December
	31,	30,	30,	31,	31,	31,	31,
	2015	2015	2015	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	(In thousands except share and per data)
Interest and dividend income
Loans, including fees	$12,956	$12,361	$12,787	$12,523	$7,911	$50,627	$28,950
Investment securities and other	2,307	2,334	2,319	2,233	1,322	9,193	5,324
Interest and dividend income	15,263	14,695	15,106	14,756	9,233	59,820	34,274

Interest expense
Deposits	575	570	580	574	245	2,299	1,020
Borrowed funds	795	731	612	698	291	2,836	921
Total interest expense	1,370	1,301	1,192	1,272	536	5,135	1,941
Net interest income	13,893	13,394	13,914	13,484	8,697	54,685	32,333
Provision for loan losses	330	—	2,155	106	637	2,591	1,275
Net interest income after provision for loan losses	13,563	13,394	11,759	13,378	8,060	52,094	31,058

Non-interest income
Service charges on deposit accounts	1,634	1,655	1,669	1,391	854	6,349	3,355
Interchange income	700	575	476	444	287	2,195	1,168
Earnings on company owned life insurance	298	226	253	252	170	1,029	672
Net gain (loss) on sales of available for sale securities	204	(1)	—	51	—	254	468
Net loss on sale of loans	(316)	—	—	—	—	(316)	—
Mortgage banking income	104	70	74	117	42	365	126
Commission income	46	48	50	47	48	191	194
Gain on recognition of life insurance benefit	—	835	—	—	—	835	—
Other income	136	101	130	110	128	477	462
Non-interest income	2,806	3,509	2,652	2,412	1,529	11,379	6,445

Non-interest expense
Salaries and employee benefits	6,065	5,619	5,086	9,119	3,276	25,889	13,878
Occupancy & equipment	1,681	2,640	1,672	2,208	966	8,201	3,814
Data processing	1,152	1,567	921	1,814	670	5,454	2,617
Core deposit intangible amortization	307	312	318	397	78	1,334	322
Foreclosed assets, net	90	119	(95)	344	118	458	162
Other expense	2,589	2,395	2,573	4,042	1,444	11,599	5,696
Total non-interest expense	11,884	12,652	10,475	17,924	6,552	52,935	26,489
Income (loss) before income taxes	4,485	4,251	3,936	(2,134)	3,037	10,538	11,014
Income tax expense (benefit)	627	334	371	(1,198)	600	134	2,001
Net income (loss)	3,858	3,917	3,565	(936)	2,437	10,404	9,013
Preferred stock dividend	(91)	(110)	(109)	(110)	(110)	(420)	(439)
Net income (loss) available (attributable) to common shareholders	$3,767	$3,807	$3,456	$(1,046)	$2,327	$9,984	$8,574

Earnings (loss) per basic common share	$0.70	$0.70	$0.64	$(0.19)	$0.68	$1.85	$2.49
Earnings (loss) per diluted common share	$0.68	$0.70	$0.64	$(0.19)	$0.66	$1.82	$2.46
Dividend per common share	$0.12	$0.12	$0.12	$0.12	$0.12	$0.48	$0.48
Average number of basic common shares	5,413,914	5,405,691	5,383,887	5,374,819	3,446,486	5,394,712	3,437,643
Average number of dilutive common shares	5,505,757	5,470,557	5,437,602	5,374,819	3,499,951	5,492,405	3,487,117

Merger and integration expenses contained in:
Salaries and employee benefits	—	—	60	2,105	—	2,165	—
Occupancy & equipment	21	972	—	310	—	1,303	—
Data processing	59	413	27	719	—	1,218	—
Other expense	44	20	69	633	238	766	697
Total merger and integration expenses	124	1,405	156	3,767	238	5,452	697
Total merger and integration expenses, net of income taxes	81	913	101	2,449	157	3,544	460

Your Community Bankshares, Inc.

Average Balances, Interest Yields and Costs

	Three Months Ending,
	12/31/2015		9/30/2015		6/30/2015		03/31/2015		12/31/2014
	Average Balance	Average Yield/ Cost	Average Balance	Average Yield/ Cost	Average Balance	Average Yield/ Cost	Average Balance	Average Yield/ Cost	Average Balance	Average Yield/ Cost
	(In thousands)
ASSETS
Earning assets:
Interest-bearing deposits with banks	$24,233	0.36%	$17,489	0.73%	$48,008	0.41%	$63,092	0.36%	$6,113	0.39%
Taxable securities	261,870	1.86	283,885	1.78	288,420	1.84	318,695	1.71	117,961	1.78
Tax-exempt securities	117,447	5.27	112,408	5.35	98,423	5.52	83,217	5.57	80,416	5.49
Total loans and fees	1,019,794	5.13	1,001,041	4.96	1,000,865	5.17	993,536	5.15	595,578	5.34
FHLB and Federal Reserve stock	3,890	4.18	3,837	4.65	4,860	5.69	6,484	5.94	5,768	3.71
Total earning assets	1,427,234	4.46	1,418,660	4.30	1,440,576	4.37	1,465,024	4.22	805,836	4.78
Less: Allowance for loan losses	(7,301)		(7,757)		(7,532)		(6,838)		(7,743)
Non-earning assets:
Cash and due from banks	28,007		32,263		35,902		38,987		22,388
Bank premises and equipment, net	33,712		36,869		37,778		38,135		17,959
Other assets	87,095		92,150		96,967		124,855		40,034
Total assets	$1,568,747		$1,572,185		$1,603,691		$1,660,163		$878,474

LIABILITIES AND SHAREHOLDERS’ EQUITY

Interest-bearing liabilities:
Savings and other	$656,227	0.16%	$652,860	0.15%	$688,831	0.15%	$697,094	0.15%	$338,104	0.18%
Time deposits	324,026	0.38	339,480	0.37	352,394	0.36	377,230	0.33	133,684	0.28
Short-term borrowings	59,004	0.34	50,067	0.32	39,033	0.24	38,253	0.23	42,819	0.24
Other borrowings	92,274	3.20	86,752	3.16	83,170	2.84	87,999	3.12	71,837	1.46
Total interest-bearing liabilities	1,131,531	0.48	1,129,159	0.46	1,163,428	0.41	1,200,576	0.43	586,444	0.36

Non-interest bearing liabilities:
Non-interest demand deposits	277,333		285,743		283,101		279,879		185,844
Accrued interest payable and other liabilities	11,366		8,478		10,453		32,251		7,800
Shareholders’ equity	148,517		148,805		146,709		147,457		98,386
Total liabilities and shareholders’ equity	$1,568,747		$1,572,185		$1,603,691		$1,660,163		$878,474

Net interest spread		3.98%		3.84%		3.96%		3.79%		4.42%
Net interest margin		4.08		3.94		4.04		3.87		4.52

Accretion and Amortization of Fair Value Adjustments

	Three Months Ending,
	12/31/2015		9/30/2015		6/30/2015		03/31/2015		12/31/2014
	Fair Value Accretion	Impact on Net Interest Margin	Fair Value Accretion	Impact on Net Interest Margin	Fair Value Accretion	Impact on Net Interest Margin	Fair Value Accretion	Impact on Net Interest Margin	Fair Value Accretion	Impact on Net Interest Margin
	(In thousands)
Loans	$984	0.27%	$648	0.18%	$1,016	0.28%	$601	0.17%	$775	0.38%
Interest-bearing deposits	397	0.11	432	0.12	475	0.13	542	0.15	—	0.00
FHLB advances	63	0.02	63	0.02	62	0.02	62	0.02	—	0.00
Subordinated debentures	38	0.01	40	0.01	36	0.01	33	0.01	—	0.00
Total fair value accretion	$1,482	0.41%	$1,183	0.33%	$1,589	0.44%	$1,238	0.34%	$775	0.38%

Your Community Bankshares, Inc.

Selected Loan Information

	December 31, 2015	September 30, 2015	June 30, 2015 (1)	March 31, 2015 (1)	December 31, 2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
		(As recast)	(As recast)	(As recast)
	(In thousands)
ACQUIRED LOANS
Loans on non-accrual status	$1,323	$2,257	$5,922	$10,122	$96
Loans past due 90 days or more and still accruing	68	—	—	—	—
Foreclosed and repossessed assets	7,825	6,023	4,849	12,409	254
Total non-performing assets	9,216	8,047	10,771	22,531	350

Allowance for loan losses	59	205	—	—	—
Non-accretable yield on acquired loans	5,293	10,949	16,246	16,752	571

LEGACY LOANS
Loans on non-accrual status	2,694	2,229	6,016	7,354	7,439
Loans past due 90 days or more and still accruing	—	—	220	803	—
Foreclosed and repossessed assets	2,127	3,238	3,505	3,535	4,177
Total non-performing assets	4,821	5,467	9,741	11,692	11,616

Total Legacy Loans	704,549	667,281	625,624	588,076	570,864
Allowance for loan losses	6,792	6,211	8,045	7,120	6,465

Allowance for loan losses to legacy loans	0.96%	0.93%	1.29%	1.21%	1.13%

TOTAL LOANS
Loans on non-accrual status	$4,017	$4,486	$11,938	$17,476	$7,535
Loans past due 90 days or more and still accruing	68	—	220	803	—
Foreclosed and repossessed assets	9,952	9,261	8,354	15,944	4,431
Total non-performing assets	14,037	13,747	20,512	34,223	11,966

Non-performing assets to total assets	0.90%	0.87%	1.29%	2.11%	1.35%
Allowance for loan losses to total loans	0.67%	0.65%	0.80%	0.71%	1.06%

(1) Management obtained information subsequent to the issuance of the September 30, 2015, June 30, 2015 and March 31, 2015 financial statements about the fair value of assets acquired from First Financial Service Corporation which resulted in an adjustment to the initial fair values established.  The adjustments are reflected in the selected loan information reported as September 30, 2015, June 30, 2015 and March 31, 2015 above.

Reconciliation of Fully Tax Equivalent Adjustments to GAAP Net Interest Income

	12/31/2015		9/30/2015		6/30/2015		3/31/2015		12/31/2014
	Net Interest Income	Yield	Net Interest Income	Yield	Net Interest Income	Yield	Net Interest Income	Yield	Net Interest Income	Yield
	(In thousands)
GAAP net interest income	$13,893	3.86%	$13,394	3.75%	$13,914	3.87%	$13,484	3.73%	$8,697	4.28%

Tax equivalent adjustment
Investment securities	546	0.15	530	0.15	474	0.14	400	0.11	379	0.19
Loans	225	0.07	154	0.04	115	0.03	102	0.03	100	0.05
Total tax equivalent adjustment	771	0.21	684	0.19	589	0.17	502	0.14	479	0.24

Tax equivalent net interest income	14,664	4.08%	14,078	3.94%	14,503	4.04%	13,986	3.87%	9,176	4.52%

Regulation G Disclosure

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission (the “SEC”).  The Company believes that these non-GAAP financial measures provide information that is useful to the users of its financial information regarding the Company’s financial condition and results of operations.  Additionally, the Company uses these non-GAAP measures to evaluate its past performance and prospects for future performance.  The Company believes that this non-GAAP financial information is helpful in understanding the results of operations separate and apart from items that may, or could, have a disproportional positive or negative impact in any particular period.

While the Company believes that these non-GAAP financial measures are useful in evaluating Company performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with U.S. GAAP.  Further, these non-GAAP financial measures may differ from similar measures presented by other companies.

The Company recognized expenses associated with its acquisition of First Financial Service Corporation, the consolidation of the Company’s two subsidiary banks, and a net loss on the sale of loans during the three months ended December 31, 2015 which substantially impacts the reported financial results for that period.  The Company believes excluding these items provides investors and other interested parties with an additional meaningful measure to evaluate the Company’s results of operations.

	Three Months Ended December 31, 2015	Earnings per diluted common share impact
	(In thousands)
Net income available to common shareholders reconciliation:
Net income available to common shareholders as reported	$3,767	$0.68
Less: Merger and integration expenses reported in non-interest expense	124	0.03
Less: Tax effect of merger and integration charges	(43)	(0.01)
Less: Net loss on sale of loans reported in non-interest income	316	0.06
Less: Tax effect of net loss on sale of loans	(111)	(0.02)
Net income available to common shareholders excluding merger and integration expense and net loss on sale of loans and related tax effects	$4,053	$0.74

Net income reconciliation:
Net income as reported	$3,858
Less: Merger and integration expenses reported in non-interest expense	124
Less: Tax effect of merger and integration charges	(43)
Less: Net loss on sale of loans reported in non-interest income	316
Less: Tax effect of net loss on sale of loans	(111)
Net income excluding merger and integration expense and net loss on sale of loans and related tax effects	$4,144

Non-interest income reconciliation:
Non-interest income as reported	$2,806
Less: Net loss on sale of loans	(316)
Non-interest income excluding net loss on sale of loans	$3,122

Non-interest expense reconciliation:
Non-interest expense as reported	$11,884
Less: Merger and integration charges	124
Non-interest expense excluding merger and integration expense	$11,760

About Your Community Bankshares, Inc.

Your Community Bankshares, Inc. is a bank holding company headquartered in New Albany, Indiana and includes its wholly owned, state-chartered subsidiary bank, Your Community Bank. The Company operates 36 financial centers in Indiana and Kentucky. The Banks are engaged primarily in the business of attracting deposits from the general public and using such funds for the origination of commercial business and real estate loans and secured consumer loans such as home equity lines of credit, automobile loans, and recreational vehicle loans. Additionally, the Banks originate and sell into the secondary market mortgage loans for the purchase of single-family homes. For more information visit www.yourcommunitybank.com.

Statements in this press release relating to the Company’s plans, objectives, or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations. The Company’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in the Company’s 2014 Form 10-K and subsequent 10-Q filed with the Securities and Exchange Commission.

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CONTACT:

Paul Chrisco
CFO

Your Community Bankshares, Inc.

812-981-7375